UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2013

LTX-Credence Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 3 to Current Report on Form 8-K is being filed to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2013 (the “Initial 8-K”) by LTX-Credence Corporation (the “Company”), as amended on February 12, 2014 (“Amendment No. 1”) and further amended on March 26, 2014 (“Amendment No. 2”). The purpose of this Amendment No. 3 is to replace the unaudited combined financial statements of Everett Charles Technologies as of and for the nine month interim period ended September 30, 2013 (the “ECT Unaudited Interim Financial Statements”) that were previously filed under Item 9.01(a) of Amendment No. 1 as Exhibit 99.2 thereto relating to periods prior to the closing of the Company’s purchase of assets from Dover Printing & Identification, Inc. (“Dover”) and its specified affiliates used exclusively or primarily in connection with Dover’s ECT and Multitest businesses (the “Acquired Businesses”) on December 1, 2013.

Subsequent to the filing of Amendment No. 2, the Company determined that certain adjustments had not been properly reflected in the ECT Unaudited Interim Financial Statements. In particular, these adjustments included reclassification of debt forgiveness income from results of operations to equity, recognition of depreciation and amortization expense, as well as various other adjustments for corporate allocations and other intercompany consolidation entries. As a result, the ECT Unaudited Interim Financial Statements have been restated as follows:

(in 000’s)	Previously Disclosed	Revised Amount	Difference	Comments
Net Income	$34,907	$6,605	($28,302)

1)      Reclassification of debt forgiveness income to equity in the amount of $24,572, net of tax

2)      Record nine months of depreciation and amortization expense of $4,324, net of tax

3)      Eliminate intercompany royalty expense due to parent of $1,806, net of tax

4)      Various other adjustments which were individually immaterial and aggregated to $1,212

Total Assets	$382,471	$347,860	($34,611)	Reclassification of advance due to/from parent to equity in the amount of $32,685 and other individually insignificant entries totaling $1,926

The combined statement of cash flows for the nine month interim period ended September 30, 2013 has also been restated as a result of the above noted adjustments. In this regard, cash flow from operations was restated to $13,863, as compared to the previously stated figure of $31,006; cash used in investing activities was restated to ($4,135) as compared to the previously stated figure of ($2,425); and cash flows from financing activities was restated from $2,649 as compared to the previously stated figure of ($15,418).

Except as described herein, all other information in the Initial 8-K, Amendment No. 1 and Amendment No. 2 remains unchanged.

The Company hereby amends Exhibit 99.2 of Amendment No. 1 with the restated ECT Unaudited Interim Financial Statements in the accompanying Exhibit 99.1, which restates and supersedes in its entirety the ECT Unaudited Interim Financial Statements set forth in Exhibit 99.2 of Amendment No. 1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Acquired Businesses

Attached as Exhibit 99.1, and incorporated by reference in its entirety herein, are the unaudited restated combined financial statements of the Acquired Businesses of Dover Parent as follows:

•	Restated combined balance sheet as of September 30, 2013

•	Restated combined statement of operations for the nine month interim period ended September 30, 2013

•	Restated combined statement of cash flows for the nine month interim period ended September 30, 2013

•	Notes to restated combined financial statements

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: April 3, 2014	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited restated combined financial statements of Everett Charles Technologies as of and for the nine month interim period ended September 30, 2013, including the combined balance sheet as of September 30, 2013, and the related statements of operations and of cash flows for the nine month interim period ended September 30, 2013.